Exhibit 99.1

AMERI100 ANNOUNCES CHANGES TO BOARD OF DIRECTORS

ATLANTA, GA., December 12, 2018 -- AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri100” or the “Company”), a specialized SAP® cloud, digital and enterprise services company, today announced the appointments of Founder and current Executive Vice Chairman Dev Nidhi to the position of Executive Chairman and Thoranath Sukumaran to the Board of Directors. Mr. Nidhi has replaced David Luci, who remains on the Board, and Mr. Sukumaran has replaced Robert Shawah, who has stepped down from the Board. Mr. Luci has been named Chairman of the Audit Committee, replacing Mr. Shawah.

“I am pleased to accept the appointment as Chairman of Ameri100 and fulfill my vision as its Founder to establish the company as a premier solutions and services provider to the fast-growing and large SAP services market, to build scale in the marketplace and better realize the earnings power of our business model,” said Mr. Nidhi. “I would also like to welcome Thoranath, who adds significant capital markets experience and a deep understanding of mergers and acquisitions in the IT market to the Board, and thank David for his continuing contributions to Ameri100’s future success.”

Mr. Sukumaran brings to Ameri100 over 30 years of international capital markets experience and deep expertise in investment banking and private equity transactions in the IT services market. He currently serves as President of Oakwood Strategy Consulting, a boutique consulting firm focused on providing strategy and advisory services to middle market companies, where he is focused on helping middle market enterprises raise growth capital and globalize operations, both by organic growth and mergers and acquisitions. He is active in numerous Indo-U.S. trade associations and is the past President of the US-India American Chamber of Commerce (USIACC), a trade group focusing on Indo-U.S. cross border trade and investment activities of middle market companies.

About Ameri100
Ameri100 is a specialized SAP® cloud, digital and enterprise services company which provides SAP® services to customers worldwide. Headquartered in Atlanta, Georgia, Ameri100 has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, the Company delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Corporate Contact:
Barry Kostiner, Chief Financial Officer
IR@ameri100.com

Investor Relations Contact:
Sanjay M. Hurry
LHA Investor Relations
(212) 838-3777
IR@ameri100.com

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